UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

January 31, 2007

Date of report (date of earliest event reported)

SAFLINK CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	0-20270	95-4346070
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

12413 Willows Road NE, Suite 300

Kirkland, Washington 98034

(Address of principal executive offices)(Zip code)

(425) 278-1100

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02	Unregistered Sales of Equity Securities.

As previously disclosed, we had issued and sold $8.0 million aggregate principal amount of our 8% convertible debentures in an exempt private offering, which was completed on June 12, 2006. The debentures are subject to a mandatory monthly redemption at the rate of  1/12 of the original principal amount plus accrued but unpaid interest on the debentures, which commenced on December 1, 2006. Pursuant to certain terms contained in the debentures, we have issued shares of our common stock related to the following:

We have elected to pay the monthly redemption amount due on March 1, 2007, in shares of our common stock. According to our convertible debenture agreement, we are required to give the debenture holders 20 trading days advance notice of our election to pay the monthly redemption amount in shares of common stock.

At the time we provide notice of our election to pay the monthly redemption amount in shares of our common stock, we are obligated to issue a number of shares of our common stock to the debenture holders to be applied against the monthly redemption amount. The number of shares we are obligated to issue is equal to the quotient of the monthly redemption amount divided by the current conversion price of the debentures. Accordingly, on January 31, 2007, we issued a total of 1,481,510 shares of our common stock to the debenture holders to be applied against the total monthly redemption amount due in March 2007. If 85% of the average of the ten lowest daily volume weighted average prices of a share of our common stock during the calendar month ending on the day immediately prior to the payment date is less than $0.45 per share, we will be required to issue additional shares of our common stock based on this lower price per share to make the monthly redemption payment in full.

On February 1, 2007, we issued 5,550,936 shares of our common stock to the debenture holders, which when added to the 1,481,510 shares of our common stock that we issued on January 2, 2007, represents an aggregate of 7,032,446 shares of our common stock issued in payment of the $667,675 February 2007 monthly redemption amount. In addition, on February 1, 2007, we issued 410,395 shares of our common stock to the debenture holders in payment of the $44,445 interest amount due on the debentures.

The shares of common stock were offered and sold in reliance on exemptions from registration pursuant to Section 4(2) under the Securities Act of 1933, as amended, and Rule 506 promulgated thereunder, and in reliance on similar exemptions under applicable state securities laws.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Saflink Corporation

Dated: February 2, 2007	By:	/s/ Jeffrey T. Dick
	Name:	Jeffrey T. Dick
	Title:	Acting Chief Financial Officer

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